UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, on October 20, 2014, Cleco Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cleco Partners L.P. (“Parent”), a Delaware limited partnership, and Cleco Merger Sub, Inc. (“Merger Sub”), a Louisiana corporation and an indirect wholly-owned subsidiary of Parent, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect, wholly-owned subsidiary of Parent.
On February 17, 2016, the Company issued a press release announcing that the Administrative Law Judge assigned to preside over the hearing regarding the transaction issued a non-binding recommendation. The Louisiana Public Service Commission is expected to vote on the transaction on February 24, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release issued by Cleco Corporation, dated February 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATION

Date: February 19, 2016	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release issued by Cleco Corporation, dated February 17, 2016.